Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of February 1, 2006.

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.
INSURED NATIONAL PORTFOLIO


FORMER POLICIES				CURRENT POLICIES

		Investment Objective:

Fundamental:				Non-fundamental:
The investment objective of the 	The investment objective
Portfolio is to earn the highest 	of the Portfolio is to earn
level of current income, exempt 	the highest level of current
from Federal and state taxation 	income, exempt from Federal
to the extent described in the 		and state taxation to the
Prospectus, that is available 		extent described in the
considers to be undue risk, by 		Prospectus,that is available
without assuming what Alliance 		without assuming what Alliance
investing principally in high-		considers to be undue risk, by
yielding, predominantly medium 		investing principally in high-
quality, municipal securities.		yielding, predominantly medium
					quality, municipal securities.


		Fundamental Investment Policies:

The Portfolio is diversified 		The Portfolio is diversified.
and, under the 1940 Act, may
not change this policy without
a shareholder vote.

The Portfolio invests at least 		Policy eliminated.

65% of its total assets in
insured securities.

The Portfolio may 			The Portfolio may not
not invest 25% or more of its 		concentrate investments in
total assets in the securities 		an industry, as concentration
of issuers conducting their principal 	may be defined under the 1940
business activities in any one 		Act or the rules and regulations
industry, provided that for purposes 	thereunder (as such statute,
of this policy (a) there is no 		rules or regulations may be
limitation with respect to investments 	amended from time to time)
in municipal securities issued by 	or by guidance regarding,
governmental users (including private 	interpretations of,or exemptive
activity bonds issued by governmental 	orders under, the 1940 Act or
users), U.S. Government securities, 	the rules or regulations
certificates of deposit, bankers	thereunder published by
acceptances and interest-bearing 	appropriate regulatory
savings deposits, and (b) consumer 	authorities.
finance companies, industrial finance
companies and gas, electric, water and
telephone utility companies are each
considered to be separate industries.
For purposes of this restriction, the
Portfolio will regard the entity which
has the primary responsibility for the
payment of interest and principal as the issuer.

The Portfolio may not pledge, 		Policy eliminated.
hypothecate, mortgage or otherwise
encumber its assets, except in an
amount of not more than 15% of the
value of its total assets, to secure
borrowing for temporary or emergency
purposes.

The Portfolio may not make short 	Policy eliminated.
sales of securities or maintain
a short position.

The Portfolio may not purchase 		Fundamental policy eliminated.
securities on margin.


					Non-fundamental policy:
					The Portfolio may not purchase
 					securities on margin, except
					(i) as otherwise provided
					under rules adopted by the SEC
 					under the 1940 Act or by
					guidance regarding the 1940 Act,
 					or interpretations thereof,
					and (ii) that the Portfolio
					may obtain such short-term
					credits as are necessary for
					the clearance of portfolio
					transactions, and the Portfolio
					may make margin payments in
					connection with futures
					contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

The Portfolio may not participate 	Policy eliminated.
on a joint or joint and several
basis in any securities trading
account.

The Portfolio may not issue any 	The Portfolio may not issue
senior security within the meaning 	any senior security (as that
of the 1940 Act.			term is defined in the 1940
					Act) or borrow money, except
					to the extent permitted by the
 					1940 Act or the rules and
					regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding, or
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other
					derivatives such as swaps are
					not deemed to involve the
					issuance of a senior security

The Portfolio may not borrow money 	Policy eliminated.  See policy
except from banks for temporary or 	above.
emergency purposes, including the
meeting of redemption requests
which might require the untimely
disposition of securities.
Borrowing in the aggregate may
not exceed 20%, and borrowing for
purposes other than meeting
redemptions may not exceed 5%
of the value of the Funds total
assets (including all borrowings
by the Portfolio) less liabilities
(not including all borrowings by the
Portfolio) at the time the borrowing
is made.  Outstanding borrowings in
excess of 5% of the value of the Funds
total assets will be repaid before any
subsequent investments are made.

The Portfolio may not make loans of  	The Portfolio may not make
its assets to any person, except for 	loans except through (i) the
(1) the purchase of publicly  		purchase of debt obligations
distributed debt securities, (ii)  	in accordance with its
the purchase ofnon-publicly distributed investment objectives and securitiessubject to [the next policy], policies; (ii) the lending of
and (iii) entering into repurchase 	portfolio securities; (iii)
agreements.				the use of repurchase
					agreements; or (iv) the making
 					of loans to affiliated funds
					as permitted under the 1940 Act,
					the rules and regulations
					thereunder (as such statutes,
					rule or regulations may be
					amended from time to time), or
					by guidance regarding, and
					interpretations of, or
					exemptive orders under, the
					1940 Act.

The Portfolio may not act as an 	The Portfolio may not act as
underwriter of securities of other 	an underwriter of securities
issuers, except that a Portfolio 	of other issuers, except that
may acquire restricted or not 		the Portfolio may acquire
readily marketable securities 		restricted securities under
under circumstances where, if such 	circumstances in which, if
securities were sold, the Fund might 	such securities were sold, the
be deemed to be an underwriter for 	Portfolio might be deemed to be
purposes of the Securities Act of 	an underwriter for purposes of
1933.					the Securities Act of 1933,
					as amended (the Securities Act).


The Portfolio may not invest in 	The Portfolio may not purchase
commodities or commodity contracts, 	or sell commodities regulated
except that the Portfolio may invest	by the Commodity Futures Trading
in futures contracts and options 	Commission under the Commodity
thereon.				Exchange Act or commodities
					contracts except for futures
					contracts and options on futures
					contracts.

Related non-fundamental policy.		Related non-fundamental policy
					eliminated.
The Portfolio will not enter into
a futures contract or option on a
futures contract if immediately
thereafter the market values of
the outstanding futures contracts
of the Portfolio and the futures
contracts subject to outstanding
options written by the Portfolio
would exceed 50% of its total assets.



The Portfolio may not purchase or 	The Portfolio may not purchase
sell real estate.			or sell real estate except that
					it may dispose of real estate
					acquired as a result of the
					ownership of securities or
					other instruments.  This
					restriction does not prohibit
					the Portfolio from investing
					in securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the real
					estate business.


		Non-fundamental Investment Policies:

The Portfolio make seek 		Policy eliminated.
additional income by
investing in repurchase
agreements pertaining only
to U.S. Government securities.
There is no percentage
restriction on the Portfolios
ability to enter into
repurchase agreements.

The Portfolio will limit its 		The Portfolio will limit its
investments in illiquid 		investment in illiquid securities
securities to 10% of its net 		to no more than 15% of net assets
assets.					or such other amount permitted
					by guidance regarding the 1940
					Act.

The Portfolio may invest up to 		The Portfolio may invest in
35% or more of its total assets 	zero coupon securities.
in zero coupon securities.

No forward commitment will be made 	The Portfolio may enter into
by the Portfolio  if, as a result, 	forward commitments.
the Portfolios aggregate forward
commitments under such transactions
would be more than 20% of its total
assets.




SK 00250 0450 682187






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